UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2003

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On February 7, 2003, Standard and Poor’s Ratings Services lowered its corporate credit and senior note ratings for Agilent Technologies, Inc. to “speculative grade” status, from BBBminus to BB. Standard and Poor’s rating outlook is negative. In addition, Moody’s Investors Service placed its Baa2 senior unsecured rating of Agilent Technologies, Inc. under review for a possible downgrade.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:		/s/ Marie Oh Huber

		Name: Title:	Marie Oh Huber Vice President, Assistant Secretary and Assistant General Counsel

Date: February 10, 2003